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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date earliest event reported)   August 20, 1997
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                          CORAM HEALTHCARE CORPORATION
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               (Exact name of registrant as specified in charter)


             Delaware                   1-11343                 33-0615337
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)


            1125 Seventh Street, Suite 2100, Denver, Colorado 80202
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            (Address of principal executive offices)       (Zip code)


       Registrant's telephone number, including area code (303) 292-4973
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

             On August 20, 1997, Coram Healthcare Corporation ("Coram") entered into a definitive agreement (the "Agreement") with Integrated Health Services, Inc. ("IHS") for the sale of Coram's lithotripsy business (the "Lithotripsy Business"). Pursuant to the Agreement, IHS will purchase Coram's interests in various lithotripsy partnerships and certain related assets for a cash purchase price of $130,000,000 and the assumption of certain related liabilities. Coram operates the Lithotripsy Business through several partnerships and a corporate subsidiary that provides certain services to these operating entities as well as to unrelated third parties that provide lithotripsy services. Lithotripsy is a non-invasive medical procedure that uses shock waves to dissolve kidney stones.

             The Agreement contains customary representations and warranties regarding the Lithotripsy Business. Further, the transaction, which has been approved by the Board of Directors of each company, is subject to various customary conditions prior to closing, including among other things the requisite consents of the partners of each lithotripsy partnership.

             In addition, the obligation of IHS to consummate the transaction is conditioned on there not having occurred prior to the closing certain substantial impairments of the Lithotripsy Business or its financial condition, other than any such impairment that arises from (i) changes in generally accepted accounting principles, (ii) changes in general economic conditions which affect in general the health care industry, (iii) changes or effects arising out of certain legislation, including the Taxpayer Relief Act of 1997 or the Balanced Budget Bill of 1997 and (iv) changes or effects arising out of or in connection with regulatory changes by the Health Care Finance Administration of the U.S. Department of Health and Human Services. However, if such substantial impairment arises with respect to a limited number of the lithotripsy partnerships out of events occurring other than in the ordinary course of the Lithotripsy Business which can be remedied within six months of the closing and the impaired partnerships account for less than 30% of the annual EBITDA of the Lithotripsy Business, the Agreement provides a mechanism for an initial closing with respect to the partnerships not so impaired with a proportional reduction in the price then to be paid based on the contribution of the excluded partnerships to the overall EBITDA of the Lithotripsy Business. If within six months thereafter the EBITDA of one or more of the partnerships excluded from the initial closing is restored, IHS is obligated in one or more subsequent closing to purchase the partnerships so restored for the amount by which the price paid at the initial closing was reduced with respect to such partnerships.

             The closing of the sale of the Lithotripsy Business is anticipated to occur within 60 days.

             The net proceeds of the sale of the Lithotripsy Business and the proceeds of the previously disclosed settlement with Caremark will be applied to the reduction of Coram's debt.

             This report contains forward-looking statements that involve risks and uncertainties. The ability of Coram to reduce its debt is dependent on the timely closing of the sale of the Lithotripsy Business and the timely receipt of the proceeds of the Caremark settlement, which factors are not wholly within the control of Coram. Coram's operations involve the risks of intense competition and changing market forces. Readers are referred to the documents filed by Coram with the SEC, specifically the last reports on Forms 10-K and 10-Q, which identify additional important risk factors for Coram.

             The above summary of certain terms of the Agreement is qualified in its entirety by reference to the Agreement included as an exhibit to this report, which Agreement is incorporated herein by this reference.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c) Exhibits

                 2. Purchase Agreement by and between Integrated Health Services, Inc., T2 Medical, Inc., Coram Healthcare Corporation of Greater New York and Coram Healthcare Corporation Dated August 20, 1997.





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                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CORAM HEALTHCARE CORPORATION



Date: August 25, 1997                          By: /s/ Richard M. Smith
                                                  ------------------------------
                                                  Name:  Richard M. Smith
                                                  Title: Chief Financial Officer